DISTRIBUTOR:	EARTH SCIENCE TECH INC.
CONTACT:	Nickolas S. Tabraue
MANUFACTURER:	DERMAGATE INC. or PHarmagate Group INC.
CONTACT:	Gaétan Houle
EFFECTIVE DATE:	November 14th, 2017
AGREEMENT NO.:	Der-201711-A

EXCLUSIVE MANUFACTURING AGREEMENT

This EXCLUSIVE MANUFACTURING AGREEMENT (this "Agreement"), dated as of November 14, 2018 (the "Effective Date"), is entered into between Earth Scieence Tech Inc., a Delaware corporation, with its principal place of business at 8000 NW 31st Street, Unit 19, Doral, FL 33122, USA, ("Earth Science Tech") and Dermagate Inc., a company incorporated in Canada whose registered office is at 1275 Rue Industriel, La Prairie, Québec, J5R 2E4 ("Dermagate").

RECITALS

WHEREAS, Earth Science Tech desires Dermagate to manufacture, assemble and supply the medical device Hygee™ for purchase by Earth Science Tech and Dermagate desires to manufacture, assemble and supply the medical device Hygee™ for sale to Earth Science Tech, all on an exclusive basis as further set forth herein; and

WHEREAS, Dermagate requires a license to certain Earth Science Tech intellectual property rights in order to manufacture Products for Earth Science Tech and perform related services under this Agreement and Earth Science Tech desires to grant Dermagate such a license for such limited purposes.

WHEREAS, Dermagate agree to help Earth Science Tech to apply for Hygee™ homologation.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants herein contained, the parties hereby agree to elaborate a detailed licence agreement in the next weeks.

IN WITNESS WHEREOF, the parties have executed this Agreement to be effective as of the Effective Date.

EARTH SCIENCE TECH, INC.

By: [signature]

NICKOLAS S. TABRAUE, PRESIDENT

DERMAGATE, INC. or PHarmagate Group inc [initials]

By: [signature]

GAÉTAN HOULE, PRESIDENT

SIGNATURE PAGE TO EXCLUSIVE MANUFACTURING AGREEMENT

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